EXHIBIT 11.0


                               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                                                                      Three Months Ended        Six Months Ended
                                                                          December 31,             December 31,
                                                                   -----------------------   -------------------
                                                                      1998           1997       1998         1997
                                                                      ----           ----       ----         ----
                                                                       (In thousands, except  per share amount)

Net Income.....................................................     $ 5,219      $ 4,887      $ 9,990       $ 9,628
                                                                      =====        =====        =====         =====


Weighted average common shares outstanding.....................       8,318        9,010        8,659         8,617


Basic earnings per common share................................      $ 0.63       $ 0.54       $ 1.16        $ 1.12
                                                                       ====         ====        =====          ====


Weighted average common shares outstanding.....................       8,318        9,010        8,659         8,617


Potential common stock due to dilutive
    effect of stock options....................................         437          596          466           577
                                                                       ----         ----         ----          ----


Total shares for diluted earnings per share....................       8,755        9,606        9,125         9,194


Diluted earnings per common share .............................     $  0.60       $ 0.51       $ 1.10        $ 1.05
                                                                     ======         ====        =====          ====

                                                       24

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